EXHIBIT 3.1
AMENDED AND RESTATED BYLAWS
OF
ZILA, INC.
(As of April 2, 2008)
ARTICLE I
OFFICES
1. Registered Office.
The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
2. Other Offices.
The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
SHAREHOLDERS
1. Annual Meeting.
The annual meeting of the stockholders shall be held on such date, time, place and location as the Board of Directors shall determine, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.
2. Special Meetings.
Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by the Delaware General Corporation Law, at any time only by or at the direction of the Board of Directors, or upon the written request of the Chairman and approval thereof by the Board of Directors. Any such written request shall state the purpose of the proposed meeting, and business to be transacted at any such meeting shall be confined to the purposes stated in the notice thereof and to such additional matters as the chairman of the meeting may rule to be germane to such purposes. Notwithstanding anything herein to the contrary, no business shall be conducted at any special meeting except in accordance with the procedures set forth in this Article II. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

3. Place of Meetings.
Annual and special meetings of the stockholders shall be held at the general office of the Corporation, unless otherwise specified in the notice calling any such meeting, or in the event of a waiver of notice of such meeting, in such waiver of notice.
4. Notice of Meeting.
Written or electronic notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting to the stockholder’s address as it appears on the current record of stockholders of the Corporation. If mailed, notice shall be deemed to be delivered when mailed to the stockholders at his or her address as it appears on the stock transfer books of the Corporation. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is not for more than thirty days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the stockholder or stockholders signing such waiver. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
5. Fixing Date for Determination of Shareholders Record.
In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting or such action, as the case may be. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting if such adjournment or adjournments do not exceed thirty days in the aggregate; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. After the date on which such notice is received, the Board of Directors shall adopt a resolution fixing the record date within a reasonably prompt time.

6. Record of Stockholders.
The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, a complete record of the stockholders entitled to vote at a meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder. Such record shall be open to the examination of any stockholder, for any purpose germane to the meeting, and kept open at the time and place of the meeting and shall be subject to inspection by the stockholders during the entire time of the meeting for the purposes thereof. Failure to comply with the requirements of this Section 6, however, shall not affect the validity of any action taken at any such meeting. The method by which the Corporation makes the list available shall be determined by the Corporation in its sole discretion.
7. Quorum and Manner of Acting.
At any meeting of the stockholders, the presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall constitute a quorum. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for quorum purposes. Only those shares entitled to vote on a particular subject matter shall be counted for the purpose of voting on that subject matter. Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of stockholders leaving less than a quorum. Except as otherwise provided in the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote on the subject matter under consideration shall be the act of the stockholders; provided, however, that if the shares of stock then represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present, except that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.
8. Voting of Shares of Stock.
Unless otherwise provided in the Certificate of Incorporation or the Delaware General Corporation Law, each share of voting stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing or transmitted as permitted by law, including without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by the stockholder or by his or her duly authorized attorney in fact, but no such proxy shall be voted or acted upon after three (3) years from the date of its execution unless the proxy provides for a longer period. Any proxy transmitted electronically shall set forth such information from which it can be determined that such electronic transmission was authorized by the stockholder. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, when held by it in a fiduciary capacity. Shares of stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine. Shares of stock standing in the name of an administrator, executor, guardian, conservator, trustee, receiver, trustee in bankruptcy or assignee for the benefit of creditors may be voted by such person, either in person or by proxy. Shares of stock held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into his or her name. Shares of stock held by a trustee, other than a trustee in bankruptcy, may not be voted by such trustee without a transfer of such shares into his or her name. Shares of stock held by or under the control of a receiver or trustee in bankruptcy may be voted by such receiver or trustee, either in person or by proxy, without a transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver or trustee was appointed. A person whose stock is pledged shall be entitled to vote such stock unless the stock has been transferred into the name of the pledgee on the books of the Corporation, in which case only the pledgee or his or her proxy shall be entitled to vote such stock. If shares of stock stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares of stock, unless the Corporation is given written notice in the manner required by the Delaware General Corporation Law to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his or her act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally. If any tenancy is held in unequal interests, the majority or even split, for the purpose of the preceding sentence, shall be a majority or even split in interest. Unless demanded by a stockholder present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the stockholder voting, or by his or her proxy, and shall state the number of shares voted.
9. Organization.
At each meeting of the stockholders, the Chairman of the Board of Directors, or, if he or she is absent therefrom, any other officer of the Corporation chosen as chairman of such meeting by the Board of Directors, or, if all the officers of the Corporation are absent therefrom, a stockholder of record so chosen by the Board of Directors, shall act as chairman of the meeting and preside thereat. The Secretary, or, if he or she is absent from the meeting or is required pursuant to the provisions of this Section 9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

10. Order of Business; Notice of Stockholder Proposals; Nomination of Director Candidates
(a) No business may be conducted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record at the time of giving of notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who (x) complies with the notice procedures set forth in this Section 10 or (y) as to matters set forth therein, complies with Section 10(b) hereof. The chairman of any meeting shall determine the manner of voting and conduct of business at the meeting.
     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not earlier than one hundred and twenty (120) days and not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
     To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote on such matter (including the number of shares of stock of the corporation owned beneficially or of record by such stockholder) and intends to appear in person or by proxy at the meeting to vote on the matters specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder shall appear in person at the annual meeting to bring such business before the meeting.
     Notwithstanding the foregoing provisions of this Section 10(a), unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10(a), to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting called for that purpose, (i) by or at the direction of the Board of Directors or any duly authorized committee thereof or (ii) by any stockholder of the Corporation (A) who is a stockholder of record at the time of giving of notice provided for in this Section 10 entitled to vote for the election of Directors at the meeting, and (B) who complies with the notice procedures set forth in this Section 10. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, as prescribed below.
(c) A stockholder must give timely, written notice to the Secretary of the Corporation to nominate Directors at an annual meeting of stockholders, or at a special meeting called for that purpose. To be timely, a stockholder’s written notice must be received at the principal executive offices of the Corporation not earlier than one hundred and twenty (120) days and not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting if an annual meeting, or seven (7) days after notice of the meeting is mailed to stockholders if a special meeting. Such stockholder’s notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (including the number of shares of stock of the Corporation owned beneficially or of record by such stockholder and the nominee or nominees) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholders and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a Director of the Corporation if so elected. Notwithstanding the foregoing provisions of this Section 10(c), unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10(c), to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10.
(d) The Chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting, or that a nomination was not made, in accordance with the procedures prescribed by these Bylaws and, if he shall so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted and any defective nomination shall be disregarded. A stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Notwithstanding compliance with the foregoing provisions of Section 10, the Board of Directors shall not be obligated to include information as to any stockholder nominee for Director in any proxy statement or other communication sent to stockholders.
(e) This Section 10 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.
11. Election of Directors.
At each election of Directors, each stockholder entitled to vote thereat shall have the right to vote, in person or by proxy, the number of shares of stock owned by such stockholder. Stockholders shall not have cumulative voting rights with respect to the election of Directors. The candidates receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.
12. Irregularities.
All informalities and irregularities at any meeting of the stockholders with respect to calls, notices of meeting, the manner of voting, the form of proxies and credentials, and the method of ascertaining those present shall be deemed waived if no objection is made at the meeting.
ARTICLE III
BOARD OF DIRECTORS
1. General Powers.
The business and affairs of the Corporation shall be managed by the Board of Directors.

2. Number. Term of Office and Qualifications.
Unless otherwise provided in the Certificate of Incorporation, the authorized number of Directors shall be not less than one (1) nor more than seven (7). The number of Directors in office from time to time shall be within the limits specified above, as prescribed from time to time, exclusively by resolution adopted by the Board of Directors. The Board of Directors shall have the exclusive power to increase or decrease its size within the aforesaid limits and to fill any vacancies that may occur in its membership, whether resulting from an increase in the size of the Board of Directors or otherwise. Each Director shall hold office until the next annual meeting of stockholders following his appointment or election and until his or her successor is elected or until his or her death, resignation or removal in the manner hereinafter provided.
3. Place of Meeting.
The Board of Directors may hold its meetings at such place or places as it may from time to time by resolution determine or as shall be designated in any notices or waivers of notice thereof. Any such meeting, whether regular or special, may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.
4. Annual Meetings.
As soon as practicable after each annual election of Directors and on the same day, the Board of Directors may meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present. If such meeting is not held as provided above, the meeting may be held at such time and place in the Board of Directors’ sole discretion.
5. Regular Meetings.
Regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors shall from time to time by resolution determine.
6. Special Meetings; Notice.
Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors or a majority of the Directors at the time in office. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting, but need not state the purposes thereof. Except as otherwise provided in Section 7 of this Article III, notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, wireless or other form of recorded communication or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Any Director may waive notice of any meeting and any adjournment thereof at any time before, during, or after it is held, as provided by law. Attendance of a Director at a special meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
7. Quorum and Manner of Acting.
A majority of the whole Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in these Bylaws, and except also as otherwise expressly provided by the Delaware General Corporation Law, the vote of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum from any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat. The Directors shall act only as a Board of Directors and the individual Directors shall have no power as such.
8. Organization.
From its members, the Board of Directors will elect a Chairman to preside over meetings of the stockholders and of the Board of Directors. The Chairman may simultaneously serve as any officer of the Corporation. The Board of Directors may elect one or more Vice Chairmen. In the absence of the Chairman or a Vice Chairman, if any, the Board of Directors shall designate any person to preside at such meetings.
At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, if he or she is absent therefrom, a Vice Chairman, or if he or she is absent therefrom, a Director chosen by a majority of the Directors present thereat, shall act as chairman of such meeting and preside thereat. The Secretary, or if he or she is absent, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.
9. Action by Directors Without a Meeting.
Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all Directors entitled to vote with respect to the subject matter thereof.
10. Resignations.
Any Director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board of Directors, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
11. Recording of a Negative Vote.
A Director who is present at a meeting of the Board of Directors at which any action is taken shall be presumed to have assented to such action unless his dissent to such action shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary before the adjournment thereof or forward such dissent to the Secretary by certified mail before 5:00 p.m. the next day which is not a holiday or Saturday after the adjournment of the meeting. No right to dissent shall apply to a Director who voted in favor of such action.
12. Removal of Directors.
Except as limited by the Certificate of Incorporation, Directors may be removed, with or without cause, as provided from time to time by the Delaware General Corporation Law as then in effect.
13. Vacancies.
Unless otherwise provided by law, any vacancy occurring in the Board of Directors, and any newly created directorship, shall be filled solely by a majority of the Directors then in office, including any Director whose resignation from the Board of Directors becomes effective at a future time (although the Directors then in office may be less than a quorum) or by a sole remaining Director.
14. Compensation.
Unless otherwise expressly provided in the Certificate of Incorporation, by resolution of the Board of Directors, each Director may receive compensation for his or her services as a Director. The Board of Directors may at any time and from time to time by resolution provide that the Directors shall be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. In addition, the Board of Directors may at any time and from time to time by resolution provide that Directors shall be paid their actual expenses, if any, of attendance at each meeting of the Board of Directors. Nothing in this section shall be construed as precluding any Director from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any Director receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a Director.

ARTICLE IV
OFFICERS
1. Number.
At the discretion of the Board of Directors, the Corporation shall have the following officers: a Chief Executive Officer, a President, a Chief Financial Officer/Treasurer, a Vice President and a Secretary (or officers serving in similar functions and capacities). At the discretion of the Board of Directors, the Corporation may also have an Executive Chairman of the Board of Directors, additional Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.
2. Election and Term of Office.
The officers of the corporation shall be elected annually by the Board of Directors. Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.
3. Agents.
In addition to the officers mentioned in Section 1 of this Article IV, the Board of Directors may appoint such agents as the Board of Directors may deem necessary or advisable, each of which agents shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or to any committee the power to appoint or remove any such agents.
4. Removal.
Any officer may be removed, with or without cause, at any time by resolution adopted by the Board of Directors.
5. Resignations.
Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the times specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
6. Vacancies.
A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board of Directors.

7. Chief Executive Officer.
The Chief Executive Officer shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, the Chief Executive Officer shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform such other duties as may be assigned from time to time by the Board of Directors.
8. President.
The President shall be the chief operating officer of the Corporation. And shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe. In the absence or disability of the Chief Executive Officer, the President shall perform and exercise the powers of the Chief Executive Officer.
9. Vice President.
The Vice President and any additional Vice Presidents shall have such powers and perform such duties as the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. In the absence or disability of the President, the Vice President shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.
10. Secretary.
The Secretary shall: (a) record all the proceedings of the meetings of the stockholders, the Board of Directors and the Executive Committee, if any, in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign, with the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, certificates for stock of the Corporation; (e) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents and registrar or registrars appointed as provided in Section 3 of Article VII of these Bylaws, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any Director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 6 of Article II of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors.
11. Chief Financial Officer/Treasurer.
If required by the Board of Directors, the Chief Financial Officer/Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Chief Financial Officer/Treasurer shall: (a) have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; (b) receive and give receipt for moneys due and payable to the Corporation from any sources whatsoever; (c) deposit all such moneys to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; (h) upon request, exhibit or cause to be exhibited at all reasonable times the cash books and other records to the Chairman of the Board of Directors, the Chief Executive Officer or any of the Directors of the Corporation; and (i) cause to be kept correct books of account of all the business and transactions of the Corporation, shall see that adequate audits thereof are currently and regularly made and certify the accounts of the Corporation. In general, the Chief Financial Officer/Treasurer shall perform all duties incident to the office of Chief Financial Officer/Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors.
12. Assistant Officers.
Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer.
13. Executive Chairman of the Board of Directors.
The Executive Chairman of the Board of Directors shall be responsible for the management of the Corporation within the policies established by the Board of Directors. Only the Chairman of the Board of Directors is qualified to hold the office of Executive Chairman of the Board of Directors. The Chief Executive Officer, or the person carrying out those duties in the event there is no Chief Executive Officer, shall report to the Executive Chairman of the Board of Directors.

ARTICLE V
COMMITTEES
1. Executive Committee: How Constituted and Powers.
The Board of Directors, by resolution of the Board of Directors, may designate one or more of the Directors then in office, who shall include the Chairman of the Board of Directors, to constitute an Executive Committee, which shall have and may exercise between meetings of the Board of Directors all the delegable powers of the Board of Directors to the extent not expressly prohibited by the Delaware General Corporation Law or by resolution of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of the Executive Committee who may replace any absent or disqualified member at any meeting of the Executive Committee. Each member of the Executive Committee shall continue to be a member thereof at the discretion of the Board of Directors.
2. Executive Committee; Organization.
The Chairman of the Board of Directors shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Chairman of the Board of Directors or the Secretary, the Committee may appoint a chairman or secretary, as the case may be, of the meeting.
3. Executive Committee Meetings.
Regular meetings of the Executive Committee may be held without notice on such days and at such places as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Board of Directors or a majority of the members thereof then in office. Notice of each special meeting of the Executive Committee shall be given in the manner provided in Section 6 of Article III of these Bylaws for special meetings of the Board of Directors. Notice of any such meeting of the Executive Committee, however, need not be given to any member of the Executive Committee if waived by him or her in writing or by telegraph, cable, wireless or other form of recorded communication either before or after the meeting, or if he or she is present at such meetings, except when he or she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Subject to the provisions of this Article V, the Executive Committee, by resolution adopted by a majority of the Executive Committee, shall fix its own rules of procedure and it shall keep a record of its proceedings and report them to the Board of Directors at the next regular meeting thereof after such proceedings have been taken. All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by any such revision or alteration.
4. Executive-Committee; Quorum and Manner of Acting.
A majority of the Executive Committee shall constitute a quorum for the transaction of business, and, except as specified in Section 3 of this Article V, the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.
5. Other Committees.
The Board of Directors, by resolution, may constitute other committees, which shall in each case consist of one or more of the Directors and, at the discretion of the Board of Directors, such officers who are not Directors. The Board of Directors may designate one or more Directors or officers who are not Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them; provided, however, that (a) unless all of the members of any committee shall be Directors, such committee shall not have authority to exercise any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and (b) if any committee shall have the power to determine the amounts of the respective fixed salaries of the officers of the Corporation or any of them, such committee shall consist of not less than three (3) members and none of its members shall have any vote in the determination of the amount that shall be paid to him or her as a fixed salary. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.
6. Resignations.
Any member of the Executive Committee or any other committee may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board of Directors or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
7. Vacancies.
Any vacancy in the Executive Committee or any other committee shall be filled by resolution of the Board of Directors.
8. Compensation.
Unless otherwise expressly provided by resolution adopted by the Board of Directors, no member of the Executive Committee or any other committee shall receive any compensation for his or her services as a committee member. The Board of Directors may at any time and from time to time by resolution provide that committee members shall be paid a fixed sum for attendance at each committee meeting or a stated salary as a committee member. In addition, the Board of Directors may at any time and from time to time by resolution provide that such committee members shall be paid their actual expenses, if any, of attendance at each committee meeting. Nothing in this section shall be construed as precluding any committee member from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any committee member receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a committee member.
9. Dissolution of Committees; Removal of Committee Members.
The Board of Directors, by resolution adopted by the Board of Directors, may, with or without cause, dissolve the Executive Committee or any other committee, and, with or without cause, remove any member thereof.
ARTICLE VI
MISCELLANEOUS
1. Execution of Contracts.
Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President. In addition, the Board of Directors may authorize any other officer of officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board of Directors may by resolution determine.
2. Attestation.
Any Vice President, the Secretary, or any Assistant Secretary may attest the execution of any instrument or document by the Chairman of the Board of Directors, the President, or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.
3. Loans.
Unless the Board of Directors shall otherwise determine, the Chairman of the Board of Directors, the Chief Executive Officer or the President, acting together with any one of the following officers, to-wit: any Vice President, the Treasurer or the Secretary, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm or individual and, for such loans and advances, may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or otherwise transfer for security any property owned or held by the Corporation except when authorized by resolution adopted by the Board of Directors.

4. Checks, Drafts.
All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 5 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
5. Deposits.
All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation. The Board of Directors may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.
6. Proxies in Respect of Stock or Other Securities of Other Corporations.
Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.
7. Fiscal Year.
The fiscal year of the Corporation shall commence on the first day of August and end on the last day of July.
ARTICLE VII
STOCK
1. Stock Certificates; Uncertificated Shares.
Shares of stock of the Corporation may be issued in certificated or uncertificated form or any other such form as the Board of Directors may prescribe from time to time, subject to such requirements as may be imposed by the Delaware General Corporation Laws. Every holder of certificated shares of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the President, or a Vice President and by the Secretary or an Assistant Secretary. The signatures of such officers upon such certificate may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue. All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby and shall otherwise be in such form as shall be determined by the Board of Directors, subject to such requirements as are imposed by the Delaware General Corporation Laws. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation. Certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate or uncertificated shares shall be issued in exchange for such shares until the original certificate has been cancelled; except that in the case of a lost, destroyed or mutilated certificate, a new certificate or uncertificated shares may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
2. Transfer of Stock.
Subject to any restrictions on transfer, shares of stock of the Corporation may be transferred upon the stock transfer books of the Corporation, if such shares are certificated, only by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. Uncertificated shares of stock of the Corporation may be transferred upon the stock transfer books of the Corporation only upon receipt of proper transfer instructions from the holder of record thereof. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
3. Regulations.
The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of (a) certificates for stock of the Corporation and/or (b) uncertificated shares of stock of the Corporation. The Board of Directors may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

ARTICLE VIII
DIVIDENDS
The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the Delaware General Corporation Law.
ARTICLE IX
SEAL
A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if in any instance a corporate seal is used, the same shall be in the form of a circle and shall bear the full name of the Corporation and the year and state of incorporation, or words and figures of similar import.
ARTICLE X
INDEMNIFICATION OF DIRECTORS AND OFFICERS
1. General.
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
2. Derivative Actions.
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
3. Indemnification in Certain Cases.
To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article X, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
4. Procedure.
Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.
5. Advances for-Expenses.
Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation, to the extent permitted by law, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article X.
6. Rights Not-Exclusive.
The indemnification and advancement of expenses provided by or granted pursuant to, the other Sections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7. Insurance.
The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.
8. Definition of Corporation.
For the purposes of this Article X, references to “the Corporation” include all constituent corporations absorbed in consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.
9. Other Definitions.
For purposes of this Article X, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.
10. Continuation of Rights.
The indemnification and advancement of expenses provided by, or granted pursuant to this Article X shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. No amendment to or repeal of this Article X shall apply to or have any effect on, the rights of any director, officer, employee or agent under this Article X which rights come into existence by virtue of acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal.

ARTICLE XI
AMENDMENTS
These Bylaws may be repealed, altered or amended by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal the Bylaws. Notwithstanding the foregoing, in addition to any vote of the holders of any class or series of stock of the Corporation required by the Delaware General Corporation Law or by the Certificate of Incorporation, the amendment or repeal of all or any provision of these Bylaws by the stockholders shall require the affirmative vote of the holders of at least two-thirds of the shares of voting stock then entitled to vote generally, voting together as a single class.